UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2017

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 North Canal Street, 25th Floor Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 466-5800

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion on June 15, 2017 of the transactions contemplated by that certain previously disclosed Agreement and Plan of Merger, dated as of February 10, 2017 (as amended from time to time, the “Merger Agreement”), among Mead Johnson Nutrition Company (the “Company”), Reckitt Benckiser Group plc, a company incorporated under the laws of England and Wales (“RB”) and Marigold Merger Sub, Inc., a Delaware corporation and wholly owned indirect subsidiary of RB (“Merger Sub”).

Item 1.01.                Entry into a Material Definitive Agreement.

On June 15, 2017, the Company entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the Indenture, dated November 1, 2009, with RB and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) (as supplemented by (i) the First Supplemental Indenture, dated November 5, 2009 (the “First Supplemental Indenture”), (ii) the Second Supplemental Indenture, dated May 13, 2014 (the “Second Supplemental Indenture”) and (iii) the Third Supplemental Indenture, dated November 3, 2015 (the “Third Supplemental Indenture”), the “Indenture”), relating to the guarantee by RB of the outstanding notes issued by the Company under the Indenture (the “RB Guarantee”), consisting of $700,000,000 aggregate principal amount of the Company’s 4.90% notes due 2019 (the “2019 Notes”), $750,000,000 aggregate principal amount of the Company’s 3.000% notes due 2020 (the “2020 Notes”), $750,000,000 aggregate principal amount of the Company’s 4.125% notes due 2025 (the “2025 Notes”), $300,000,000 aggregate principal amount of the Company’s 5.900% notes due 2039 (the “2039 Notes”) and $500,000,000 aggregate principal amount of the Company’s 4.600% notes due 2044 (the “2044 Notes”), and together with the 2019 Notes, the 2020 Notes, the 2025 Notes and the 2039 Notes and the 2025 Notes, the “Notes,” and each of the 2019 Notes, the 2020 Notes, the 2025 Notes, the 2039 Notes and the 2044 Notes are hereinafter referred to as a “series” of Notes.

Under the terms of the Fourth Supplemental Indenture, RB fully and unconditionally guarantees to the holders of each series of the Notes and to the Trustee the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, on and interest on each series of Notes and any other amounts due and payable under the Indenture, subject to any applicable grace period or notice requirement or both.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

On June 15, 2017, the Company and its subsidiaries terminated the Five Year Revolving Credit Facility Agreement, dated as of June 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Mead Johnson & Company, LLC, a Delaware limited liability company, the borrowing subsidiaries from time to time party thereto, the financial institutions from time to time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, and all obligations thereunder, other than certain indemnity obligations, were repaid, satisfied and discharged in full.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 15, 2017 (the “Closing Date”), pursuant to the terms of the Merger Agreement, RB completed its acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned indirect subsidiary of RB.

The Merger became effective at 7:10 a.m. (Central Daylight Time) on the Closing Date, and at such time (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (x) shares held by the Company as treasury stock (other than shares held for the account of clients, customers or other persons), (y) held by RB or by any subsidiary of either the Company or RB and (z) held by any stockholder who has properly made and perfected and not withdrawn a demand for (or lost their right to) appraisal rights under Delaware Law, collectively, the “excluded shares”) was cancelled and converted into the right to receive $90.00 in cash, without interest and subject to applicable withholding taxes (the “Per Share Merger Consideration”).  To complete the Merger, RB paid consideration of approximately $16.6 billion together with the assumption of certain indebtedness of the Company, which was funded through a combination of cash on hand of RB and/or its subsidiaries, cash from the Company and/or its subsidiaries and proceeds from debt facilities entered into by RB in connection with the Merger.

Each outstanding equity award (other than RSUs granted after the date of the Merger Agreement) that was outstanding immediately prior to the Effective Time vested and was cancelled and the holders became entitled to receive the Per Share Merger Consideration (except that holders of out-of-the-money options received no consideration), less the applicable exercise price in the case of stock options, and less any required tax withholding in accordance with the terms of the Merger Agreement.  Each outstanding RSU granted after the date of the Merger Agreement was converted into a phantom RSU award tied to shares of RB common stock that will be settled in cash upon satisfaction of the applicable vesting conditions.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2017, and is incorporated by reference into this Item 2.01.

The disclosure regarding the Merger and the Merger Agreement set forth in the Introduction and under Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that the certificate of merger had been filed with the Secretary of State of the State of Delaware and that, at the Effective Time, each outstanding share of Common Stock (other than the excluded shares) was cancelled and converted into the right to receive the Per Share Merger Consideration. In addition, the Company requested that the NYSE delist the Common Stock on June 15, 2017, and as a result, trading of Common Stock, which trades under the ticker symbol “MJN” on the NYSE, will be suspended prior to the opening of the NYSE on June 15, 2017. The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file a Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and set forth under Items 1.01, 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right (except in the case of excluded shares) to receive the Per Share Merger Consideration).

Item 5.01 Changes in Control of Registrant.

The information provided in the Introductory Note and set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred on the Closing Date upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time the Company merged with and into Merger Sub and is now a wholly owned indirect subsidiary of RB.

The description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 13, 2017, and is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, Steven M. Altschuler, M.D., Howard B. Bernick, Kimberly A. Casiano, Anna C. Catalano, Celeste A. Clark, Ph.D., James M. Cornelius, Stephen W. Golsby, Michael Grobstein, Peter Kasper Jakobsen, Peter G. Ratcliffe, Michael A. Sherman, Elliott Sigal, M.D., Ph.D. and Robert S. Singer ceased to be directors of the Company or members of any committees of the board of directors of the Company effective upon the completion of the Merger.  At the Effective Time, Aditya Sehgal, Jonathan Timmis, Kelly Slavitt and Dustin Opatosky, who were the directors of Merger Sub immediately prior to the Effective Time, became directors of the Company.

Officers

At the Effective Time, each of the following officers was removed from the offices indicated besides such officer’s names by the Company’s board of directors and ceased to serve in such offices:

Peter Kasper Jakobsen	President and Chief Executive Officer

Michel Cup	Executive Vice President and Chief Financial Officer

James E. Shiah	Vice President, Finance and Controller

Ian E. Ormesher	Senior Vice President, Global Human Resources

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In accordance with the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety. A copy of the third amended and restated certificate of incorporation is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

In accordance with the Merger Agreement, at the Effective Time, the bylaws of the Merger Sub became the bylaws of the Company. A copy of the bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On the Closing Date, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of February 10, 2017, by and among Mead Johnson Nutrition Company, Reckitt Benckiser Group plc and Marigold Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 13, 2017)

3.1	Third Amended and Restated Certificate of Incorporation of Mead Johnson Nutrition Company

3.2	Second Amended and Restated Bylaws of Mead Johnson Nutrition Company

4.1

Fourth Supplemental Indenture, to the Indenture dated as of November 1, 2009, among Mead Johnson Nutrition Company, Reckitt Benckiser Group plc and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 15, 2017

99.1	Press Release of Mead Johnson Nutrition Company, dated June 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mead Johnson Nutrition Company

Date: June 15, 2017	By:	/s/ Patrick M. Sheller
Patrick M. Sheller

Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of February 10, 2017, by and among Mead Johnson Nutrition Company, Reckitt Benckiser Group plc and Marigold Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 13, 2017)

3.1	Third Amended and Restated Certificate of Incorporation of Mead Johnson Nutrition Company

3.2	Second Amended and Restated Bylaws of Mead Johnson Nutrition Company

4.1

Fourth Supplemental Indenture, to the Indenture dated as of November 1, 2009, among Mead Johnson Nutrition Company, Reckitt Benckiser Group plc and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 15, 2017

99.1	Press Release of Mead Johnson Nutrition Company, dated June 15, 2017